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                                                                    EXHIBIT 10.7


                             EMPLOYMENT AGREEMENT
                             --------------------

     Agreement, dated as of October 21, 1995, between SONY THEATRE MANAGEMENT CORP., a Delaware Corporation which maintains offices at 711 Fifth Ave., New York, NY 10022 (the "Company") and TRAVIS REID ("Employee"), residing at 8 Old Stone Church Road, Upper Saddle River, New Jersey 07458.

     The parties hereby agree as follows:

     1.   TERM OF EMPLOYMENT.
          ------------------

          The Company hereby employs Employee, and Employee hereby accepts employment, on the terms and subject to the conditions hereinafter set forth, for a term (the "Employment Period") commencing on October 21, 1995 and continuing until October 20, 1999 (the "Expiration Date").

     2.   DUTIES AND PRIVILEGES.
          ---------------------

          During the Employment Period, Employee shall serve as Executive Vice President of the Company, be responsible to and report to the Chairman of the Company or to such other person or persons as may be designated by the Chairman of the Company (the person to whom Employee reports is herein called the "Supervisory Officer"); perform such services consistent with Employee's position hereunder as the Supervisory Officer may from time to time require; devote Employee's entire business time, ability and energy exclusively to the performance of Employee's duties hereunder; and use Employee's best efforts to advance the interests and businesses of the Company, its divisions, subsidiaries and affiliates. If Employee's performance is satisfactory to the Supervisory Officer, the Supervisory Officer shall recommend to the Board of Directors of the Company that Employee be elected President of the Company on or about October 21, 1996.

     3.   COMPENSATION.
          ------------

          (a) Upon the execution and delivery of this Agreement, the Company shall pay Employee a bonus of $25,000.

          (b) The Company shall pay to the Employee an annual salary at the rates and for the periods as follows:

               Period                             Annual Salary
               ------                             -------------

          October 21, 1995-October 20, 1997       $ 350,000
          October 21, 1997-October 20, 1999         400,000

          (c) (i) During the Employment Period, Employee shall be eligible to participate in all then-operative employee benefit plans of Sony Pictures Entertainment ("SPE") or its affiliates which are applicable generally to the Company's executives of comparable rank to Employee ("Employee Benefit Plans"), subject to the respective terms and conditions of such

Employee Benefit Plans. Nothing contained in this Agreement shall obligate the Company to adopt or implement any Employee Benefit Plan, or prevent or limit the Company from making any blanket amendments, changes, or modifications of the eligibility requirements or any other provisions of, or terminating, any Employee Benefit Plan at any time (whether during or after the Employment Period), and Employee's participation in or entitlement under any such Employee Benefit Plan shall at all times be subject in all respect thereto.

               (ii) Employee shall be eligible to receive a bonus each year, the amount and timing of such bonus shall be determined by the Company.

               (iii) Anything herein to the contrary notwithstanding, the Company agrees that during the Employment Period, payments to the Employee pursuant to subparagraphs (i) and (ii) immediately above shall not be less than $400,000, and if there is a deficiency, the Company shall pay to the Employee, the amount of such deficiency immediately prior to the Expiration Date.

          (d) To facilitate Employee's performance of Employee's duties hereunder, the Company shall make available to Employee, during the Employment Period, either a leased automobile or car allowance. In the event Employee elects to lease an automobile, the Company shall provide Employee with an automobile allowance to lease such automobile which shall not exceed $1200 a month during the first and second years of the Employment Period and shall not exceed $1500 a month during the third and fourth years of the Employment Period, and in such event, the Company shall also pay for and provide parking for Employee near the Company's office. In the event Employee elects a car allowance, the amount thereof shall be $1300 a month during the first and second years of the Employment Period and $1600 a month during the third and fourth years of the Employment Period, and in such event, the Company shall not pay for or provide any parking for the Employee.

     4.   EXPIRATION OF TERM AND TERMINATION.
          ----------------------------------

          (a) Employee's employment by the Company and this Agreement shall automatically expire and terminate on the Expiration Date unless sooner terminated pursuant to the provisions of this Section 4.

          (b) Employee's employment by the Company and this Agreement shall automatically terminate upon Employee's death.

          (c) The Company shall have the right and option, exercisable by giving written notice to Employee, to terminate Employee's employment by the Company and this Agreement at any time after Employee has been unable to perform the services or duties required of Employee in connection with Employee's employment by the Company as a result of physical or mental disability (or disabilities) which has (or have) continued for a period of twelve (12) consecutive weeks, or for a period of sixteen (16) weeks in the aggregate, during any twelve month (12) period.

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          (d)  The Company shall have the right and option exercisable by giving written notice to Employee, to terminate Employee's employment by the Company and this Agreement at any time after the occurrence of any of any of the following events or contingencies (any such termination being deemed to be a termination "for cause"):

               (i) Employee materially breaches, materially repudiates or otherwise materially fails to comply with or perform any of the terms of this Agreement, any duties of Employee in connection with Employee's employment by the Company or any of the Company's policies or procedures, or deliberately interferes with the compliance by any other employee of the Company with any of the foregoing;

               (ii) The commission by Employee of a felony (whether or not prosecuted) or the pleading by Employee of no contest (or similar plea) to any felony (other than a crime for which vicarious liability is imposed upon Employee solely by reason of Employee's position with the Company, and not be reason of Employee's conduct);

               (iii) Failure by Employee to perform his duties hereunder at a level satisfactory to the Company, after written notice thereof to Employee and ten business days opportunity to cure; or

               (iv) Any other act, omission, event or condition constituting cause for the discharge of any employee under applicable law.

          (e) The Company shall have no obligation to renew or extend the Employment Period. Neither (i) the expiration of the Employment Period, (ii) the failure or refusal of the Company to renew or extend the Employment Period, this Agreement, or Employee's employment by the Company upon the Expiration Date nor (iii) the termination of this Agreement by the Company pursuant to any provision of this Section 4 [except Section 4(g)], shall be deemed to constitute a termination of Employee's employment by the Company "without cause" for the purpose of triggering any rights of or causes of action by Employee.

          (f) If this Agreement, the Employment Period or Employee's employment by the Company is terminated or expires pursuant to any provision of this
Section 4 [other than Section 4(g)], or is terminated by Employee, Employee's rights to receive salary or other compensation from the Company and all other rights and entitlement of Employee pursuant to this Agreement or as an employee of the Company shall forthwith cease and terminate, and the Company shall have no liability or obligation whatsoever to Employee, except that:

               (i) The Company shall be obligated to pay to Employee not later than the effective date of such termination all unpaid salary, car allowance (if any), vacation and reimbursable expenses which shall have accrued as of the effective date of such termination: and

               (ii) The terms and conditions of applicable Employee Benefit Plans, if any,

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shall control Employee's entitlement if any, to receive benefits thereunder.

          (g) The Company shall not be obligated to utilize Employee's services or any of the results and proceeds thereof or to permit Employee to retain any corporate office or to continue to do so; and the Company shall have the unilateral right, at any time, without notice, in the Company's sole and absolute discretion, to terminate Employee's employment by the Company, without cause and for any reason or for no reason (the Company's "Termination Rights"). The Company's Termination Rights are not limited or restricted by, and shall supersede any policy of the Company requiring or favoring continued employment of its employees during satisfactory performance, any seniority system or any procedure governing the manner in which the Company's discretion is to be exercised. No exercise by the Company of its Termination Rights shall, under any circumstances, be deemed to constitute (i) a breach by the Company of any term of this Agreement, express or implied (including without limitation a breach of any implied covenant of good faith and fair dealing), (ii) a wrongful discharge of Employee or a wrongful termination of Employee's employment by the Company,
(iii) a wrongful deprivation by the Company of Employee's corporate office (or authority, opportunities or other benefits relating thereto) or (iv) the breach by the Company of any other duty or obligation, express or implied, which the Company may owe to Employee pursuant to any principle or provision of law (whether contract or tort). If the Company elects to terminate Employee's employment by the Company without cause prior to the Expiration Date, the Company shall have no obligation or liability to Employee pursuant to this Agreement or otherwise, except to pay to Employee until the Expiration Date amounts equal to the salary and benefits provided in Sections 3(a) and 3(b) hereof (excluding car allowance or car leasing programs, if any), payable in the same installments and on the same dates as if Employee's employment by the Company had not been terminated; provided, however, that immediately upon any termination of Employee's employment by the Company and continuing until the Expiration Date, Employee shall use Employee's best efforts to obtain other employment and to pursue other business activities, at a comparable level, and any amounts otherwise payable pursuant to this Section 4 shall be reduced by all amounts (whether direct or indirect salary, compensation or otherwise) earned by Employee from such other employment or business activities prior to the Expiration Date. Employee shall advise the Company on an ongoing basis of the efforts being undertaken by Employee to obtain other employment or business activities and shall promptly notify the Company, in writing, of all such other employment or business activities undertaken by Employee and the salary, compensation or other amounts received or to be received by Employee therefrom.

          (h) Immediately upon any termination of Employee's employment hereunder or of this Agreement (whether or not pursuant to this Section 4), Employee shall return to the Company all property of the Company heretofore provided to Employee by the Company, or otherwise in the custody, possession or control of Employee (including, without limitation, the "Confidential Materials" described in Paragraph 6(b) of Exhibit A attached hereto). Notwithstanding any provision of this Agreement to the contrary, no termination of this Agreement or of Employee's employment for any reason whatsoever shall in any manner operate to terminate, limit or otherwise affect the Company's ownership of any of the rights, properties or privileges granted to the Company hereunder.

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     5.   CODE OF BUSINESS CONDUCT.
          ------------------------

     Employee acknowledges that Employee has received and reviewed the Code of Business Conduct of SPE and has completed and returned a signed copy thereof.

     6.   STANDARD TERMS.
          --------------

     Attached as Exhibit A hereto and deemed a part hereof are the Company's Standard Terms and Conditions of Employment Agreement, all of which terms are binding on the parties hereto and incorporated herein. For convenience, provisions of this Agreement shall be referred to as "Sections" and provisions of the Standard Terms shall be referred to as "Paragraphs". In the case of any conflict between the terms of this Agreement and the terms of Exhibit A hereto, the terms of this Agreement shall govern.

     7.   SUPERSEDING AGREEMENT.
          ---------------------

          This Agreement shall constitute the full and entire understanding of the parties hereto with respect to the subject matter hereof. The prior Employment Agreement made between the parties dated October 21, 1991, as amended, is hereby terminated as of October 20, 1995, and this Agreement supersedes any prior agreement made between the parties.


                                                            /s/ Travis Reid
                                                            ---------------
                                                            TRAVIS REID


SONY THEATRE MANAGEMENT CORP.


By:/s/ Barrie Lawson Loeks
   ---------------------------------
   Barrie Lawson Loeks, Chairman

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